invitation homes

Atlanta

Southern California

Phoenix

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Seattle

South Florida

Orlando

FIRST QUARTER 2019

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports First Quarter 2019 Results
Dallas, TX, May 6, 2019 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family rental homes in the United States, today announced its first quarter 2019 financial and operating results.

First Quarter 2019 Highlights

•
Year over year, total revenues increased 2.8% to $436 million, total property operating and maintenance expenses decreased 0.3% to $160 million, and net income attributable to common stockholders increased to $21 million, or $0.04 per share.

•	Core FFO per share increased 14.4% year over year to $0.33, and AFFO per share increased 17.6% year over year to $0.28.

•	Same Store NOI grew 7.3% year over year on 4.7% Same Store Core revenue growth and a 0.1% decrease in Same Store Core operating expenses.

•	Same Store average occupancy was 96.5%, up 80 basis points year over year.

•	Same Store renewal rent growth of 5.2% and Same Store new lease rent growth of 3.6% drove Same Store blended rent growth 70 basis points higher year over year to 4.7%.

•	Same Store cost to maintain (net) for the quarter decreased 9.1% year over year.

•	Merger integration was completed ahead of schedule, with $54 million of synergies realized on an annualized run-rate basis as of March 31, 2019.

•
In Q1 2019, the Company prepaid $181 million of secured debt with cash generated from operations and dispositions. In April 2019, the Company prepaid an additional $70 million of secured debt. The debt prepaid in Q1 2019 and April 2019 carried a weighted average interest rate of LIBOR + 255 bps.

•
Subsequent to quarter end, the Company closed on a $115 million bulk acquisition of 463 homes in in-fill submarkets of Las Vegas and Atlanta that overlap closely with Invitation Homes' existing portfolio in those markets.

•
In March 2019, affiliates of Blackstone and Starwood Capital Group completed a secondary offering of 43 million shares of Invitation Homes common stock. Invitation Homes did not receive any proceeds from the transaction. After the transaction, Blackstone and Starwood Capital Group's ownership decreased to approximately 34% and 1%, respectively, of total common shares and units outstanding at March 31, 2019.

President & Chief Executive Officer Dallas Tanner comments: "We are pleased to report a strong start to 2019. Fundamentals in our unique locations remain favorable, the high-quality living experience and service we provide remains a differentiator in the marketplace, and our operating efficiency continues to improve. This resulted in first quarter 2019 Same Store NOI growth of 7.3%, which exceeded our expectations.

"We now enter the important spring and summer seasons for our business with many tailwinds at our back. Our portfolio is more occupied than it has ever been going into peak leasing season, after averaging 96.5% occupancy in the first quarter of 2019. The value that residents find in leasing with Invitation Homes is driving turnover lower, even as market rent growth exceeds prior year levels to keep pace with supply/demand fundamentals. On the expense side of the business, we are pleased with the continued progress we are making on repairs and maintenance productivity, and are excited about our opportunity to further enhance efficiency as we fully roll out ProCare and operate on one unified platform post-merger integration. Based on our strong first quarter results and the multiple growth drivers at our back, we are increasing the midpoint of our FY 2019 Same Store NOI growth guidance range by 50 bps to 4.5%, and increasing the midpoints of our FY 2019 Core FFO and AFFO per share guidance ranges by $0.01 to $1.25 and $1.03, respectively."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q1 2019	Q1 2018
Net income (loss) (1)	$0.04	$(0.03)
FFO (1)	0.26	0.23
Core FFO (2)	0.33	0.29
AFFO (2)	0.28	0.24

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 3.0% Convertible Notes due July 1, 2019 ("2019 Convertible Notes") were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q1 2019 is calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issuable upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income (loss) per share in Q1 2019 does not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income (loss) per share.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issuable upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Net Income (Loss)
Net income per share in the first quarter of 2019 was $0.04 per share, compared to a net loss of $0.03 per share in the first quarter of 2018. Total revenues and total property operating and maintenance expenses in the first quarter of 2019 were $436 million and $160 million, respectively, compared to $424 million and $161 million, respectively, in the first quarter of 2018.

Core FFO
Year over year, Core FFO in the first quarter of 2019 increased 14.4% to $0.33 per share, primarily due to an increase in NOI and lower cash interest expense.

AFFO
Year over year, AFFO in the first quarter of 2019 increased 17.6% to $0.28 per share, primarily driven by the increase in Core FFO described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	73,704

	Q1 2019	Q1 2018
Core revenue growth (year-over-year)	4.7%
Core operating expense growth (year-over-year)	(0.1)%
NOI growth (year-over-year)	7.3%

Average occupancy	96.5%	95.7%
Turnover rate	6.4%	7.7%

Rental rate growth (lease-over-lease):
Renewals	5.2%	4.9%
New leases	3.6%	2.5%
Blended	4.7%	4.0%

Same Store NOI
For the Same Store portfolio of 73,704 homes, first quarter 2019 Same Store NOI increased 7.3% year over year on Same Store Core revenue growth of 4.7% and a 0.1% decrease in Same Store Core operating expenses.

Same Store Core Revenues
First quarter 2019 Same Store Core revenue growth of 4.7% year over year was driven by a 4.1% increase in average monthly rent and an 80 basis point increase in average occupancy to 96.5%.

Same Store Core Operating Expenses
First quarter 2019 Same Store Core operating expenses decreased 0.1% year over year, driven by a 10.2% decline in controllable expenses, net of resident recoveries. Controllable expenses benefited primarily from: 1) continued process refinements for repairs and maintenance ("R&M") and turns, resulting in more efficient delivery of high-quality care for residents and homes; 2) lower resident turnover; 3) a favorable comparison to the first quarter of 2018 when R&M work order volume was higher than normal; and 4) property-level merger synergies. These favorable factors impacting controllable expense growth were partially offset by the negative impact of comparing to a first quarter of 2018 in which post-merger alignment of utility bill-back timing resulted in higher than normal resident recoveries. Same Store property taxes increased 4.8% year over year.

Investment Management Activity
Invitation Homes acquired 208 homes for $62 million, including estimated renovation costs, in the first quarter of 2019 and sold 654 homes for gross proceeds of $155 million, resulting in a total portfolio home count of 80,361 homes at March 31, 2019. Dispositions in the quarter included 107 homes sold in bulk transactions for gross proceeds of $18 million.

Subsequent to quarter end, the Company closed on a bulk acquisition of 463 homes for $115 million. The acquired portfolio consists of 297 homes in Las Vegas and 166 homes in Atlanta, located within in-fill submarkets that overlap closely with Invitation Homes' existing footprint. The portfolio was 98.9% occupied at the time of acquisition, with average monthly rents of $1,554 per home that the Company believes are below current market rents. The Company also expects to increase NOI margins for the portfolio by bringing the homes onto the Invitation Homes platform where they can benefit from better operating efficiency and economies of scale.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 4

Merger Integration Update
Merger integration has been completed ahead of schedule, with the unified operating platform and field configuration now in place across all 17 of the Company's markets. This is expected to result in even higher quality resident service delivered even more efficiently. Transitions to the unified platform were smooth, and feedback from field teams has been very positive.

Synergy achievement amounts also exceeded the midpoint of management's $50 - $55 million expectation. Integration efforts resulted in $54 million of realized synergies on an annualized run-rate basis as of March 31, 2019. Of those synergies, $41 million related to property management and general & administrative ("G&A") expenses, $11 million related to operating expenses, and $2 million related to capitalized expenses. With one team operating on one platform, the Company will also be better positioned to identify additional opportunities for platform refinement, innovation, and procurement savings going forward.

Balance Sheet and Capital Markets Activity
At March 31, 2019, the Company had $1,131 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness at March 31, 2019 was $9,161 million, consisting of $7,086 million of secured debt and $2,075 million of unsecured debt.

As previously announced, in the first quarter of 2019 the Company prepaid $181 million of secured debt with cash generated from operations and dispositions. In April 2019, the Company used cash on hand to prepay an additional $70 million of secured debt. The debt prepaid in the first quarter of 2019 and April 2019 carried a weighted average interest rate of LIBOR + 255 bps. Giving effect to these prepayments, as of April 30, 2019 the weighted average cost of remaining debt outstanding (including swap impact) was 3.6%, of which 89% was fixed or swapped to fixed rate. Supplemental Schedule 2(d) provides information about how debt costs and exposure to floating rates are expected to change in future periods based on the Company's current capital structure and current LIBOR rates.

Weighted average years to maturity at March 31, 2019 was 5.3 years, with no debt reaching final maturity in 2019 or 2020 after taking into account the Company's previously announced intent to settle conversions of Convertible Notes due July 1, 2019 with common shares. Net debt / annualized Adjusted EBITDAre at March 31, 2019 was 8.6x, down from 9.0x at December 31, 2018.

Dividend
As previously announced, on May 2, 2019 the Company's Board of Directors declared a quarterly cash dividend of $0.13 per share of common stock. The dividend will be paid on or before May 31, 2019 to stockholders of record as of the close of business on May 15, 2019.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 5

Full Year 2019 Guidance Update

FY 2019 Guidance

	Revised	Previous
	FY 2019	FY 2019
	Guidance	Guidance
Core FFO per share – diluted (1)	$1.21 - $1.29	$1.20 - $1.28
AFFO per share – diluted (1)	$0.99 - $1.07	$0.98 - $1.06

Same Store Core revenue growth	3.8% - 4.4%	3.8% - 4.4%
Same Store Core operating expense growth	3.0% - 4.0%	3.5% - 4.5%
Same Store NOI growth	4.0% - 5.0%	3.5% - 4.5%

(1)
For the purposes of reporting 2019 Core FFO and AFFO per share, the Company treats the 2019 Convertible Notes due July 1, 2019 in the form in which they are outstanding during each period. Guidance treats the 2019 Convertible Notes as an interest-bearing liability in the first and second quarters of 2019, and as common shares in the third and fourth quarters of 2019.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Tuesday, May 7, 2019 to discuss results for the first quarter of 2019. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 2381778. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through June 7, 2019 and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10130628, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family rental homes, offering residents high-quality homes across America. With over 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission statement, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 6

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais

Phone: 972.421.3587

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,509,876	$16,686,060
Cash and cash equivalents	130,896	144,940
Restricted cash	220,522	215,051
Goodwill	258,207	258,207
Other assets, net	734,118	759,170
Total assets	$17,853,619	$18,063,428

Liabilities:
Mortgage loans, net	$7,029,768	$7,201,654
Term loan facility, net	1,491,582	1,490,860
Revolving facility	—	—
Convertible senior notes, net	559,575	557,301
Accounts payable and accrued expenses	193,495	169,603
Resident security deposits	150,672	148,995
Other liabilities	207,159	125,829
Total liabilities	9,632,251	9,694,242

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 524,989,775 and 520,647,977 outstanding as of March 31, 2019 and December 31, 2018, respectively	5,250	5,206
Additional paid-in capital	8,685,058	8,629,462
Accumulated deficit	(439,737)	(392,594)
Accumulated other comprehensive loss	(110,655)	(12,963)
Total stockholders' equity	8,139,916	8,229,111
Non-controlling interests	81,452	140,075
Total equity	8,221,368	8,369,186
Total liabilities and equity	$17,853,619	$18,063,428

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q1 2019	Q1 2018
Rental revenues and other property income	$435,500	$423,669

Expenses:
Property operating and maintenance	160,346	160,767
Property management expense	15,160	17,164
General and administrative	26,538	27,636
Interest expense	93,983	92,299
Depreciation and amortization	133,609	144,500
Impairment and other	5,392	6,121
Total expenses	435,028	448,487

Other, net	3,125	1,736
Gain on sale of property, net of tax	17,572	5,502

Net income (loss)	21,169	(17,580)
Net (income) loss attributable to non-controlling interests	(347)	311

Net income (loss) attributable to common stockholders	$20,822	$(17,269)
Net income available to participating securities	(106)	(222)

Net income (loss) available to common stockholders — basic and diluted	$20,716	$(17,491)

Weighted average common shares outstanding — basic	521,440,822	519,660,998
Weighted average common shares outstanding — diluted	521,817,494	519,660,998

Net income (loss) per common share — basic	$0.04	$(0.03)
Net income (loss) per common share — diluted	$0.04	$(0.03)

Dividends declared per common share	$0.13	$0.11

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q1 2019	Q1 2018
Net income (loss) available to common stockholders	$20,716	$(17,491)
Net income available to participating securities	106	222
Non-controlling interests	347	(311)
Depreciation and amortization on real estate assets	132,520	143,108
Impairment on depreciated real estate investments	3,253	603
Net gain on sale of previously depreciated investments in real estate	(17,572)	(5,502)
FFO	$139,370	$120,629

Core FFO Reconciliation	Q1 2019	Q1 2018
FFO	$139,370	$120,629
Noncash interest expense	14,865	8,495
Share-based compensation expense	5,607	9,498
Offering related expenses	1,543	—
Merger and transaction-related expenses	2,795	4,367
Severance expense	6,969	2,659
Casualty losses, net	2,139	5,518
Core FFO	$173,288	$151,166

AFFO Reconciliation	Q1 2019	Q1 2018
Core FFO	$173,288	$151,166
Recurring capital expenditures	(25,111)	(25,393)
Adjusted FFO	$148,177	$125,773

Net income (loss) available to common stockholders
Weighted average common shares outstanding — diluted (1)	521,817,494	519,660,998

Net income (loss) per common share — diluted (1)	$0.04	$(0.03)

FFO
FFO for per share calculation(1)	$142,173	$120,629
Weighted average common shares and OP Units outstanding — diluted (1)	543,717,533	530,314,568

FFO per share — diluted (1)	$0.26	$0.23

Core FFO and Adjusted FFO
Weighted average shares and units outstanding — diluted (2)	531,226,791	530,314,568

Core FFO per share — diluted (2)	$0.33	$0.29
AFFO per share — diluted (2)	$0.28	$0.24

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 10 in Q1 2019 is calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issuable upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income (loss) per share in Q1 2019 does not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income (loss) per share.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issuable upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)	Q1 2019	Q1 2018
Total common shares — diluted	521,817,494	519,660,998

Weighted average amounts for FFO (1)	Q1 2019	Q1 2018
Common shares — diluted	522,538,205	520,953,961
Shares issuable from 2019 Convertible Notes	12,490,742	—
OP units	8,688,586	9,360,607
Total common shares and units — diluted	543,717,533	530,314,568

Weighted average amounts for Core and AFFO (2)	Q1 2019	Q1 2018
Common shares — diluted	522,538,205	520,953,961
OP units	8,688,586	9,360,607
Total common shares and units — diluted	531,226,791	530,314,568

Period end amounts for Core FFO, and AFFO (2)	March 31, 2019
Common shares — diluted	525,937,530
OP units	5,463,285
Total common shares and units - diluted	531,400,815

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q1 2019 is calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issuable upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income (loss) per share in Q1 2019 does not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income (loss) per share.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issuable upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — March 31, 2019 (1)
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (2)	to Maturity
Secured:
Fixed	$998,818		10.9%	4.2%	8.2
Floating — swapped to fixed	5,020,000		54.8%	3.4%	5.5
Floating	1,066,841		11.6%	3.8%	6.6
Total secured	7,085,659		77.3%	3.6%	6.0

Unsecured:
Fixed (Convertible)	574,991		6.3%	3.3%	1.8
Floating — swapped to fixed	1,500,000		16.4%	3.7%	2.9
Floating	—		—%	—%	—
Total unsecured	2,074,991		22.7%	3.6%	2.6

Total Debt:
Fixed + floating swapped to fixed	8,093,809		88.4%	3.6%	5.1
Floating	1,066,841		11.6%	3.8%	6.6
Total debt	9,160,650		100.0%	3.6%	5.3
Unamortized discounts on notes payable	(18,321)
Deferred financing costs	(61,404)
Total Debt per Balance Sheet	9,080,925
Retained and repurchased certificates	(361,151)
Cash, ex-security deposits (3)	(200,361)
Deferred financing costs	61,404
Unamortized discounts on notes payable	18,321
Net debt	$8,599,138

Leverage Ratios	Q1 2019
Fixed charge coverage ratio	3.1	x
Net debt / annualized Adjusted EBITDAre (4)	8.6	x

(1)
The impact of April 2019 voluntary prepayments of $12,800 of outstanding borrowings under IH 2017-2 and $57,200 of outstanding borrowings under IH 2018-1, securitization loans maturing in 2024 and 2025, respectively, is not included in this table.

(2)	Includes the impact of interest rate swaps in place and effective as of March 31, 2019.

(3)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

(4)
In December 2018, the Company gave notice of intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. Net debt / annualized Adjusted EBITDAre presented in this table does not take into account the anticipated conversion. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of the 2019 Convertible Notes, net debt / annualized Adjusted EBITDAre at March 31, 2019 would have been 8.4x.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — March 31, 2019 (1)(2)
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (3)	Debt	Debt	Facility	Balance	Total
2019	$—	$229,991	$—	$229,991	2.5%
2020	—	—	—	—	—%
2021	369,665	—	—	369,665	4.0%
2022	—	1,845,000	—	1,845,000	20.1%
2023	762,294	—	—	762,294	8.3%
2024	770,744	—	—	770,744	8.5%
2025	3,226,909	—	—	3,226,909	35.2%
2026	957,229	—	—	957,229	10.5%
2027	998,818	—	—	998,818	10.9%
	7,085,659	2,074,991	—	9,160,650	100.0%
Unamortized discounts on notes payable	(2,905)	(15,416)	—	(18,321)
Deferred financing costs	(52,986)	(8,418)	—	(61,404)
Total per Balance Sheet	$7,029,768	$2,051,157	$—	$9,080,925

(1)
The impact of April 2019 voluntary prepayments of $12,800 of outstanding borrowings under IH 2017-2 and $57,200 of outstanding borrowings under IH 2018-1, securitization loans maturing in 2024 and 2025, respectively, is not included in this table.

(2)
In December 2018, the Company gave notice of intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. The impact of the anticipated conversion is not included in this table.

(3)	Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of March 31, 2019
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Rate Swaps	Debt	Impact (2)
2Q-4Q19	$9,007,601	11.8%	72.4%	15.8%	88.2%	1.5%	2.0%	4.0%	3.6%
2020	8,930,659	7.9%	77.1%	15.0%	92.2%	1.5%	2.3%	4.0%	3.8%
2021	8,908,378	12.2%	72.7%	15.1%	87.8%	1.5%	2.5%	4.0%	4.0%
2022	6,882,227	19.2%	66.1%	14.7%	80.8%	1.4%	2.9%	4.2%	4.2%
2023	5,972,496	9.3%	74.0%	16.7%	90.7%	1.4%	3.0%	4.2%	4.3%
2024	5,907,371	9.4%	73.7%	16.9%	90.6%	1.4%	3.0%	4.2%	4.3%
2025	3,248,283	21.9%	47.4%	30.7%	78.1%	1.4%	3.0%	4.2%	4.2%
2026	1,022,421	2.3%	—%	97.7%	97.7%	1.4%	N/A	4.2%	4.2%
2027	437,838	—%	—%	100.0%	100.0%	N/A	N/A	4.2%	4.2%

(1)
In each period, represents March 31, 2019 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised. The impact of April 2019 voluntary prepayments of $12,800 of outstanding borrowings under IH 2017-2 and $57,200 of outstanding borrowings under IH 2018-1, securitization loans maturing in 2024 and 2025, respectively, is not included in this table.

(2)	Assumes March 31, 2019 LIBOR rate of 2.49% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of March 31, 2019, as well as the rate for 30-day LIBOR as of March 31, 2019. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q1 2019
Total portfolio	80,361
Same Store portfolio	73,704
Same Store % of Total	91.7%

Core Revenues	Q1 2019	Q1 2018	Change YoY
Total portfolio	$418,954	$409,593	2.3%
Same Store portfolio	390,573	373,024	4.7%

Core Operating expenses	Q1 2019	Q1 2018	Change YoY
Total portfolio	$143,800	$146,691	(2.0)%
Same Store portfolio	130,282	130,412	(0.1)%

Net Operating Income	Q1 2019	Q1 2018	Change YoY
Total portfolio	$275,154	$262,902	4.7%
Same Store portfolio	260,291	242,612	7.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change
	Q1 2019	Q1 2018	YoY	Q4 2018	Seq
Revenues:
Rental revenues	$378,207	$360,412	4.9%	$373,636	1.2%
Other property income (1)(2)	27,611	25,489	8.3%	26,353	4.8%
Total revenues	405,818	385,901	5.2%	399,989	1.5%
Less: Resident recoveries (1)(2)	(15,245)	(12,877)	18.4%	(13,594)	12.1%
Core revenues	390,573	373,024	4.7%	386,395	1.1%

Fixed Expenses:
Property taxes	67,383	64,321	4.8%	67,761	(0.6)%
Insurance expenses	7,668	7,024	9.2%	7,566	1.3%
HOA expenses	8,610	7,132	20.7%	7,066	21.9%

Controllable Expenses:
Repairs and maintenance (3)	17,380	18,929	(8.2)%	17,650	(1.5)%
Personnel	16,499	18,160	(9.1)%	16,859	(2.1)%
Turnover	8,368	11,262	(25.7)%	10,024	(16.5)%
Utilities (1)	14,588	10,660	36.8%	12,966	12.5%
Leasing and marketing (4)	2,578	2,905	(11.3)%	2,754	(6.4)%
Property administrative	2,453	2,896	(15.3)%	2,462	(0.4)%
Property operating and maintenance expenses	145,527	143,289	1.6%	145,108	0.3%
Less: Resident recoveries (1)(2)	(15,245)	(12,877)	18.4%	(13,594)	12.1%
Core operating expenses	130,282	130,412	(0.1)%	131,514	(0.9)%

Net Operating Income	$260,291	$242,612	7.3%	$254,881	2.1%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)
In addition to the transition in utility billing policy, other property income and resident recoveries in Q1 2018 were higher as a result of a one-time item related to the timing by which resident utility recoveries are accrued. The timing of resident utility bill-backs from the two merged companies were aligned in Q1 2018 by adopting a best practice that matches reimbursements with the period in which the corresponding expenses are booked. This resulted in a one-time increase in resident recoveries in Q1 2018.

(3)
Service requests related to damage from 2017's hurricanes were prioritized in the fourth quarter of 2017, pushing some routine, non-storm related service requests from the fourth quarter of 2017 into the first quarter of 2018. As such, Q1 2018 repairs and maintenance expenses were likely higher than they otherwise would have been in the absence of hurricane weather.

(4)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,312, $2,671 and $2,415 for Q1 2019, Q1 2018 and Q4 2018, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018

Average occupancy	96.5%	96.0%	95.5%	96.1%	95.7%
Turnover rate	6.4%	5.9%	9.3%	9.4%	7.7%
Trailing four quarters turnover rate	31.0%	32.3%	N/A	N/A	N/A
Average monthly rent	$1,784	$1,770	$1,755	$1,734	$1,713
Rental rate growth (lease-over-lease):
Renewals	5.2%	4.8%	4.8%	4.7%	4.9%
New leases	3.6%	2.0%	3.4%	4.8%	2.5%
Blended	4.7%	3.7%	4.3%	4.7%	4.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended March 31, 2019 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,242	95.6%	$2,354	$1.39	13.4%
Northern California	4,489	95.9%	2,031	1.32	6.6%
Seattle	3,395	94.1%	2,151	1.13	5.2%
Phoenix	7,583	95.5%	1,322	0.81	7.2%
Las Vegas	2,680	96.3%	1,568	0.79	3.0%
Denver	2,237	92.2%	1,948	1.09	3.1%
Western US Subtotal	28,626	95.2%	1,901	1.11	38.5%

Florida:
South Florida	8,899	94.2%	2,161	1.17	13.2%
Tampa	8,277	95.0%	1,645	0.89	9.6%
Orlando	5,942	94.4%	1,623	0.88	6.7%
Jacksonville	1,890	94.7%	1,649	0.83	2.2%
Florida Subtotal	25,008	94.5%	1,823	0.98	31.7%

Southeast United States:
Atlanta	12,239	95.4%	1,484	0.72	12.6%
Carolinas	4,716	95.5%	1,563	0.72	5.1%
Nashville	797	93.8%	1,821	0.85	1.1%
Southeast US Subtotal	17,752	95.3%	1,520	0.73	18.8%

Texas:
Houston	2,351	93.7%	1,544	0.79	2.5%
Dallas	2,194	93.4%	1,764	0.83	2.7%
Texas Subtotal	4,545	93.5%	1,650	0.81	5.2%

Midwest United States:
Chicago	3,269	90.2%	1,969	1.20	4.3%
Minneapolis	1,161	95.8%	1,863	0.94	1.5%
Midwest US Subtotal	4,430	91.6%	1,941	1.12	5.8%

Total / Average	80,361	94.7%	$1,781	$0.96	100.0%
Same Store Total / Average	73,704	96.5%	$1,784	$0.96	93.2%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q1 2019	# Homes	Q1 2019	Q1 2018	Change	Q1 2019	Q1 2018	Change	Q1 2019	Q1 2018	Change
Western United States:
Southern California	7,827	$2,357	$2,239	5.3%	96.7%	96.0%	0.7%	$54,176	$50,970	6.3%
Northern California	3,910	2,025	1,899	6.6%	97.2%	96.8%	0.4%	23,550	21,962	7.2%
Seattle	3,052	2,141	2,029	5.5%	96.9%	96.4%	0.5%	19,487	18,410	5.9%
Phoenix	6,851	1,319	1,247	5.8%	97.2%	97.2%	—%	27,646	26,308	5.1%
Las Vegas	2,560	1,571	1,494	5.2%	97.1%	96.6%	0.5%	12,099	11,568	4.6%
Denver	1,961	1,944	1,863	4.3%	96.1%	95.0%	1.1%	11,376	10,852	4.8%
Western US Subtotal	26,161	1,902	1,801	5.6%	96.9%	96.5%	0.4%	148,334	140,070	5.9%

Florida:
South Florida	8,157	2,182	2,121	2.9%	95.8%	94.6%	1.2%	52,148	50,193	3.9%
Tampa	7,948	1,647	1,598	3.1%	96.0%	94.8%	1.2%	39,032	37,382	4.4%
Orlando	5,541	1,616	1,537	5.1%	96.8%	96.7%	0.1%	27,008	25,650	5.3%
Jacksonville	1,848	1,650	1,596	3.4%	95.8%	95.9%	(0.1)%	9,128	8,878	2.8%
Florida Subtotal	23,494	1,825	1,763	3.5%	96.1%	95.3%	0.8%	127,316	122,103	4.3%

Southeast United States:
Atlanta	11,379	1,486	1,428	4.1%	96.2%	95.9%	0.3%	50,012	48,345	3.4%
Carolinas	4,115	1,555	1,515	2.6%	96.6%	94.4%	2.2%	19,058	18,316	4.1%
Nashville	577	1,884	1,888	(0.2)%	96.2%	89.4%	6.8%	3,257	3,067	6.2%
Southeast US Subtotal	16,071	1,518	1,465	3.6%	96.3%	95.3%	1.0%	72,327	69,728	3.7%

Texas:
Houston	1,919	1,550	1,535	1.0%	96.4%	95.7%	0.7%	8,864	8,585	3.2%
Dallas	1,939	1,773	1,724	2.8%	96.0%	94.4%	1.6%	10,177	9,685	5.1%
Texas Subtotal	3,858	1,662	1,629	2.0%	96.2%	95.1%	1.1%	19,041	18,270	4.2%

Midwest United States:
Chicago	2,969	1,983	1,956	1.4%	96.6%	95.4%	1.2%	17,176	16,688	2.9%
Minneapolis	1,151	1,863	1,791	4.0%	96.5%	96.3%	0.2%	6,379	6,165	3.5%
Midwest US Subtotal	4,120	1,950	1,910	2.1%	96.6%	95.6%	1.0%	23,555	22,853	3.1%

Same Store Total / Average	73,704	$1,784	$1,713	4.1%	96.5%	95.7%	0.8%	$390,573	$373,024	4.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q1 2019	# Homes	Q1 2019	Q4 2018	Change	Q1 2019	Q4 2018	Change	Q1 2019	Q4 2018	Change
Western United States:
Southern California	7,827	$2,357	$2,332	1.1%	96.7%	96.6%	0.1%	$54,176	$53,662	1.0%
Northern California	3,910	2,025	2,004	1.0%	97.2%	96.9%	0.3%	23,550	23,356	0.8%
Seattle	3,052	2,141	2,119	1.0%	96.9%	96.3%	0.6%	19,487	19,205	1.5%
Phoenix	6,851	1,319	1,300	1.5%	97.2%	96.7%	0.5%	27,646	27,182	1.7%
Las Vegas	2,560	1,571	1,553	1.2%	97.1%	96.1%	1.0%	12,099	11,881	1.8%
Denver	1,961	1,944	1,931	0.7%	96.1%	94.2%	1.9%	11,376	11,092	2.6%
Western US Subtotal	26,161	1,902	1,881	1.1%	96.9%	96.4%	0.5%	148,334	146,378	1.3%

Florida:
South Florida	8,157	2,182	2,170	0.6%	95.8%	95.8%	—%	52,148	51,950	0.4%
Tampa	7,948	1,647	1,635	0.7%	96.0%	96.2%	(0.2)%	39,032	38,757	0.7%
Orlando	5,541	1,616	1,599	1.1%	96.8%	96.8%	—%	27,008	26,687	1.2%
Jacksonville	1,848	1,650	1,643	0.4%	95.8%	95.6%	0.2%	9,128	9,087	0.5%
Florida Subtotal	23,494	1,825	1,812	0.7%	96.1%	96.2%	(0.1)%	127,316	126,481	0.7%

Southeast United States:
Atlanta	11,379	1,486	1,474	0.8%	96.2%	95.8%	0.4%	50,012	49,459	1.1%
Carolinas	4,115	1,555	1,548	0.5%	96.6%	95.5%	1.1%	19,058	18,783	1.5%
Nashville	577	1,884	1,889	(0.3)%	96.2%	95.8%	0.4%	3,257	3,266	(0.3)%
Southeast US Subtotal	16,071	1,518	1,508	0.7%	96.3%	95.7%	0.6%	72,327	71,508	1.1%

Texas:
Houston	1,919	1,550	1,546	0.3%	96.4%	94.7%	1.7%	8,864	8,680	2.1%
Dallas	1,939	1,773	1,769	0.2%	96.0%	94.2%	1.8%	10,177	9,982	2.0%
Texas Subtotal	3,858	1,662	1,657	0.3%	96.2%	94.5%	1.7%	19,041	18,662	2.0%

Midwest United States:
Chicago	2,969	1,983	1,986	(0.2)%	96.6%	95.6%	1.0%	17,176	17,048	0.8%
Minneapolis	1,151	1,863	1,848	0.8%	96.5%	96.1%	0.4%	6,379	6,318	1.0%
Midwest US Subtotal	4,120	1,950	1,947	0.2%	96.6%	95.7%	0.9%	23,555	23,366	0.8%

Same Store Total / Average	73,704	$1,784	$1,770	0.8%	96.5%	96.0%	0.5%	$390,573	$386,395	1.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q1 2019	Q1 2019	Q1 2018	Change	Q1 2019	Q1 2018	Change	Q1 2019	Q1 2018	Change	Q1 2019	Q1 2018
Western United States:
Southern California	$54,176	$50,970	6.3%	$17,250	$16,748	3.0%	$36,926	$34,222	7.9%	68.2%	67.1%
Northern California	23,550	21,962	7.2%	6,860	6,734	1.9%	16,690	15,228	9.6%	70.9%	69.3%
Seattle	19,487	18,410	5.9%	5,270	5,144	2.4%	14,217	13,266	7.2%	73.0%	72.1%
Phoenix	27,646	26,308	5.1%	7,173	7,017	2.2%	20,473	19,291	6.1%	74.1%	73.3%
Las Vegas	12,099	11,568	4.6%	2,951	2,875	2.6%	9,148	8,693	5.2%	75.6%	75.1%
Denver	11,376	10,852	4.8%	2,486	1,481	67.9%	8,890	9,371	(5.1)%	78.1%	86.4%
Western US Subtotal	148,334	140,070	5.9%	41,990	39,999	5.0%	106,344	100,071	6.3%	71.7%	71.4%

Florida:
South Florida	52,148	50,193	3.9%	21,508	22,118	(2.8)%	30,640	28,075	9.1%	58.8%	55.9%
Tampa	39,032	37,382	4.4%	14,811	15,786	(6.2)%	24,221	21,596	12.2%	62.1%	57.8%
Orlando	27,008	25,650	5.3%	9,439	9,483	(0.5)%	17,569	16,167	8.7%	65.1%	63.0%
Jacksonville	9,128	8,878	2.8%	3,327	3,463	(3.9)%	5,801	5,415	7.1%	63.6%	61.0%
Florida Subtotal	127,316	122,103	4.3%	49,085	50,850	(3.5)%	78,231	71,253	9.8%	61.4%	58.4%

Southeast United States:
Atlanta	50,012	48,345	3.4%	15,846	15,628	1.4%	34,166	32,717	4.4%	68.3%	67.7%
Carolinas	19,058	18,316	4.1%	5,426	5,457	(0.6)%	13,632	12,859	6.0%	71.5%	70.2%
Nashville	3,257	3,067	6.2%	607	829	(26.8)%	2,650	2,238	18.4%	81.4%	73.0%
Southeast US Subtotal	72,327	69,728	3.7%	21,879	21,914	(0.2)%	50,448	47,814	5.5%	69.7%	68.6%

Texas:
Houston	8,864	8,585	3.2%	3,925	3,981	(1.4)%	4,939	4,604	7.3%	55.7%	53.6%
Dallas	10,177	9,685	5.1%	4,071	4,192	(2.9)%	6,106	5,493	11.2%	60.0%	56.7%
Texas Subtotal	19,041	18,270	4.2%	7,996	8,173	(2.2)%	11,045	10,097	9.4%	58.0%	55.3%

Midwest United States:
Chicago	17,176	16,688	2.9%	7,331	7,574	(3.2)%	9,845	9,114	8.0%	57.3%	54.6%
Minneapolis	6,379	6,165	3.5%	2,001	1,902	5.2%	4,378	4,263	2.7%	68.6%	69.1%
Midwest US Subtotal	23,555	22,853	3.1%	9,332	9,476	(1.5)%	14,223	13,377	6.3%	60.4%	58.5%

Same Store Total / Average	$390,573	$373,024	4.7%	$130,282	$130,412	(0.1)%	$260,291	$242,612	7.3%	66.6%	65.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q1 2019	Q1 2019	Q4 2018	Change	Q1 2019	Q4 2018	Change	Q1 2019	Q4 2018	Change	Q1 2019	Q4 2018
Western United States:
Southern California	$54,176	$53,662	1.0%	$17,250	$17,544	(1.7)%	$36,926	$36,118	2.2%	68.2%	67.3%
Northern California	23,550	23,356	0.8%	6,860	7,005	(2.1)%	16,690	16,351	2.1%	70.9%	70.0%
Seattle	19,487	19,205	1.5%	5,270	5,499	(4.2)%	14,217	13,706	3.7%	73.0%	71.4%
Phoenix	27,646	27,182	1.7%	7,173	6,887	4.2%	20,473	20,295	0.9%	74.1%	74.7%
Las Vegas	12,099	11,881	1.8%	2,951	3,158	(6.6)%	9,148	8,723	4.9%	75.6%	73.4%
Denver	11,376	11,092	2.6%	2,486	2,125	17.0%	8,890	8,967	(0.9)%	78.1%	80.8%
Western US Subtotal	148,334	146,378	1.3%	41,990	42,218	(0.5)%	106,344	104,160	2.1%	71.7%	71.2%

Florida:
South Florida	52,148	51,950	0.4%	21,508	21,801	(1.3)%	30,640	30,149	1.6%	58.8%	58.0%
Tampa	39,032	38,757	0.7%	14,811	15,252	(2.9)%	24,221	23,505	3.0%	62.1%	60.6%
Orlando	27,008	26,687	1.2%	9,439	9,643	(2.1)%	17,569	17,044	3.1%	65.1%	63.9%
Jacksonville	9,128	9,087	0.5%	3,327	3,155	5.5%	5,801	5,932	(2.2)%	63.6%	65.3%
Florida Subtotal	127,316	126,481	0.7%	49,085	49,851	(1.5)%	78,231	76,630	2.1%	61.4%	60.6%

Southeast United States:
Atlanta	50,012	49,459	1.1%	15,846	15,628	1.4%	34,166	33,831	1.0%	68.3%	68.4%
Carolinas	19,058	18,783	1.5%	5,426	5,441	(0.3)%	13,632	13,342	2.2%	71.5%	71.0%
Nashville	3,257	3,266	(0.3)%	607	759	(20.0)%	2,650	2,507	5.7%	81.4%	76.8%
Southeast US Subtotal	72,327	71,508	1.1%	21,879	21,828	0.2%	50,448	49,680	1.5%	69.7%	69.5%

Texas:
Houston	8,864	8,680	2.1%	3,925	3,934	(0.2)%	4,939	4,746	4.1%	55.7%	54.7%
Dallas	10,177	9,982	2.0%	4,071	4,296	(5.2)%	6,106	5,686	7.4%	60.0%	57.0%
Texas Subtotal	19,041	18,662	2.0%	7,996	8,230	(2.8)%	11,045	10,432	5.9%	58.0%	55.9%

Midwest United States:
Chicago	17,176	17,048	0.8%	7,331	7,443	(1.5)%	9,845	9,605	2.5%	57.3%	56.3%
Minneapolis	6,379	6,318	1.0%	2,001	1,944	2.9%	4,378	4,374	0.1%	68.6%	69.2%
Midwest US Subtotal	23,555	23,366	0.8%	9,332	9,387	(0.6)%	14,223	13,979	1.7%	60.4%	59.8%

Same Store Total / Average	$390,573	$386,395	1.1%	$130,282	$131,514	(0.9)%	$260,291	$254,881	2.1%	66.6%	66.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q1 2019
	Renewal	New	Blended
	Leases	Leases	Average
Western United States:
Southern California	6.8%	6.5%	6.7%
Northern California	8.0%	9.4%	8.4%
Seattle	7.3%	6.1%	6.9%
Phoenix	6.5%	9.4%	7.5%
Las Vegas	5.7%	6.9%	6.0%
Denver	4.8%	3.9%	4.5%
Western US Subtotal	6.8%	7.2%	6.9%

Florida:
South Florida	4.6%	(0.3)%	3.1%
Tampa	4.5%	1.9%	3.5%
Orlando	5.4%	5.6%	5.5%
Jacksonville	3.9%	3.4%	3.7%
Florida Subtotal	4.7%	2.0%	3.8%

Southeast United States:
Atlanta	4.6%	3.5%	4.2%
Carolinas	3.2%	(1.0)%	1.7%
Nashville	4.2%	(3.2)%	1.3%
Southeast US Subtotal	4.2%	2.1%	3.5%

Texas:
Houston	3.1%	(2.3)%	1.6%
Dallas	4.1%	1.2%	3.2%
Texas Subtotal	3.6%	(0.3)%	2.4%

Midwest United States:
Chicago	1.9%	(3.7)%	0.6%
Minneapolis	3.7%	0.7%	2.7%
Midwest US Subtotal	2.4%	(2.0)%	1.3%

Same Store Total / Average	5.2%	3.6%	4.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Recurring operating expenses (gross):
R&M OpEx	$17,380	$17,650	$23,676	$21,718	$18,929
Turn OpEx	8,368	10,024	14,269	13,317	11,262
Total recurring operating expense (gross)	25,748	27,674	37,945	35,035	30,191
R&M + Turn recoveries	(3,044)	(2,866)	(3,473)	(3,230)	(2,226)
Total recurring operating expenses (net)	$22,704	$24,808	$34,472	$31,805	$27,965

Recurring capital expenditures:
R&M CapEx	$17,778	$18,584	$27,028	$18,952	$14,407
Turn CapEx	5,274	6,018	7,696	6,266	7,941
Total recurring capital expenditures	$23,052	$24,602	$34,724	$25,218	$22,348

Cost to maintain (gross):
R&M OpEx + CapEx	$35,158	$36,234	$50,704	$40,670	$33,336
Turn OpEx + CapEx	13,642	16,042	21,965	19,583	19,203
Total cost to maintain (gross)	48,800	52,276	72,669	60,253	52,539
R&M + Turn recoveries	(3,044)	(2,866)	(3,473)	(3,230)	(2,226)
Total cost to maintain (net)	$45,756	$49,410	$69,196	$57,023	$50,313

Per Home ($)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Total cost to maintain (gross)	$662	$709	$986	$817	$713
R&M + Turn recoveries	(41)	(39)	(47)	(44)	(30)
Total cost to maintain (net)	$621	$670	$939	$773	$683

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Recurring CapEx	$25,111	$29,093	$39,399	$28,848	$25,393
Value Enhancing CapEx	3,104	5,294	5,296	3,396	4,876
Initial Renovation CapEx	7,816	11,238	9,721	9,819	13,429
Disposition CapEx (1)	1,994	—	—	—	—
Total Capital Expenditures	$38,025	$45,625	$54,416	$42,063	$43,698

(1)
Commencing in 2019, capital expenditures related to the preparation of homes for disposition are reported separately as Disposition CapEx, rather than included in Recurring CapEx. For periods prior to Q1 2019, Disposition CapEx was included in Recurring CapEx. The amount of Disposition CapEx included in Recurring CapEx for the full year 2018 was less than $3,600.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q1 2019	Q1 2018
Property management expense (GAAP)	$15,160	$17,164
Adjustments:
Share-based compensation expense (1)	(687)	(1,944)
Adjusted property management expense	$14,473	$15,220

Adjusted G&A Expense	Q1 2019	Q1 2018
G&A expense (GAAP)	$26,538	$27,636
Adjustments:
Share-based compensation expense (2)	(4,920)	(7,554)
Merger and transaction-related expenses	(2,795)	(4,367)
Severance expense	(6,969)	(2,659)
Adjusted G&A expense	$11,854	$13,056

(1)	For Q1 2019 and Q1 2018, includes $136 and $901, respectively, related to IPO and pre-IPO grants.

(2)	For Q1 2019, includes $360 related to IPO and pre-IPO grants and $2,001 related to merger grants. For Q1 2018, includes $2,268 related to IPO and pre-IPO grants and $763 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 8

Acquisitions and Dispositions — Q1 2019
(unaudited)

	12/31/2018	Q1 2019 Acquisitions (1)		Q1 2019 Dispositions (2)		3/31/2019
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,293	—	$—	51	$414,892	8,242
Northern California	4,529	—	—	40	297,697	4,489
Seattle	3,402	31	365,116	38	320,511	3,395
Phoenix	7,546	53	281,430	16	174,738	7,583
Las Vegas	2,686	—	—	6	266,583	2,680
Denver	2,229	23	400,945	15	304,200	2,237
Western US Subtotal	28,685	107	331,366	166	326,537	28,626

Florida:
South Florida	8,984	—	—	85	249,522	8,899
Tampa	8,359	4	250,046	86	157,943	8,277
Orlando	5,919	55	285,778	32	190,005	5,942
Jacksonville	1,910	—	—	20	234,264	1,890
Florida Subtotal	25,172	59	283,355	223	204,296	25,008

Southeast United States:
Atlanta	12,250	20	239,416	31	187,286	12,239
Carolinas	4,725	7	236,831	16	189,475	4,716
Nashville	798	—	—	1	67,500	797
Southeast US Subtotal	17,773	27	238,746	48	185,520	17,752

Texas:
Houston	2,390	—	—	39	190,963	2,351
Dallas	2,187	15	227,108	8	224,425	2,194
Texas Subtotal	4,577	15	227,108	47	196,659	4,545

Midwest United States:
Chicago	3,437	—	—	168	217,161	3,269
Minneapolis	1,163	—	—	2	260,000	1,161
Midwest US Subtotal	4,600	—	—	170	217,665	4,430

Total / Average	80,807	208	$298,206	654	$236,872	80,361

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.5%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.

(2)	Cap rates on dispositions during the quarter averaged 1.5%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 27

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of recurring repairs and maintenance and recurring turnover expenses (gross or net of resident reimbursements, as indicated in tables presented) and recurring capital expenditures.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs operating as real estate companies which report an EBITDA performance measure also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; acquisition costs; and interest income and other miscellaneous income and expenses. EBITDA, EBITDAre and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 28

The GAAP measure most directly comparable to EBITDA, EBITDAre and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 29

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized and seasoned (whether under Invitation Homes ownership or Starwood Waypoint Homes ownership), excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, and homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 30

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Total revenues (total portfolio)	$435,500	$432,616	$434,251	$432,426	$423,669
Non-Same Store revenues	(29,682)	(32,627)	(38,688)	(39,762)	(37,768)
Same Store revenues	405,818	399,989	395,563	392,664	385,901
Same Store resident recoveries	(15,245)	(13,594)	(13,683)	(12,244)	(12,877)
Same Store Core revenues	$390,573	$386,395	$381,880	$380,420	$373,024

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Property operating and maintenance expenses (total portfolio)	$160,346	$159,200	$170,021	$165,423	$160,767
Non-Same Store operating expenses	(14,819)	(14,092)	(17,451)	(17,958)	(17,478)
Same Store operating expenses	145,527	145,108	152,570	147,465	143,289
Same Store resident recoveries	(15,245)	(13,594)	(13,683)	(12,244)	(12,877)
Same Store Core operating expenses	$130,282	$131,514	$138,887	$135,221	$130,412

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net income (loss) available to common stockholders	$20,716	$25,078	$824	$(14,155)	$(17,491)
Net income available to participating securities	106	190	196	209	222
Non-controlling interests	347	446	21	(242)	(311)
Interest expense	93,983	96,506	97,564	97,226	92,299
Depreciation and amortization	133,609	130,220	139,371	146,450	144,500
General and administrative	26,538	25,340	21,152	24,636	27,636
Property management expense	15,160	17,281	16,692	14,348	17,164
Impairment and other	5,392	7,343	3,252	4,103	6,121
Gain on sale of property, net of tax	(17,572)	(28,727)	(11,512)	(3,941)	(5,502)
Other, net	(3,125)	(261)	(3,330)	(1,631)	(1,736)
NOI (total portfolio)	275,154	273,416	264,230	267,003	262,902
Non-Same Store NOI	(14,863)	(18,535)	(21,237)	(21,804)	(20,290)
Same Store NOI	$260,291	$254,881	$242,993	$245,199	$242,612

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 31

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands) (unaudited)

	Q1 2019	Q1 2018	% Change
Net income (loss) available to common stockholders	$20,716	$(17,491)
Net income available to participating securities	106	222
Non-controlling interests	347	(311)
Interest expense	93,983	92,299
Depreciation and amortization	133,609	144,500
EBITDA	248,761	219,219
Gain on sale of property, net of tax	(17,572)	(5,502)
Impairment on depreciated real estate investments	3,253	603
EBITDAre	234,442	214,320
Share-based compensation expense	5,607	9,498
Merger and transaction-related expenses	2,795	4,367
Severance	6,969	2,659
Casualty losses, net	2,139	5,518
Other, net	(3,125)	(1,736)
Adjusted EBITDAre	$248,827	$234,626	6.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 32

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of
	March 31, 2019
Mortgage loans, net	$7,029,768
Term loan facility, net	1,491,582
Revolving facility	—
Convertible senior notes, net	559,575
Total Debt per Balance Sheet	9,080,925
Retained and repurchased certificates	(361,151)
Cash, ex-security deposits (1)	(200,361)
Deferred financing costs	61,404
Unamortized discounts on note payable	18,321
Net Debt (A) (2)	$8,599,138
2019 convertible senior notes, net	(228,932)
Unamortized discounts related to 2019 convertible senior notes	(1,059)
Pro Forma Net Debt (B) (2)(3)	$8,369,147

	For the Three
	Months Ended
	March 31, 2019
Adjusted EBITDAre (C)	$248,827

Annualized Adjusted EBITDAre (D = C x 4)	$995,308

Net Debt / Annualized Adjusted EBITDAre (A / D)	8.6	x

Pro Forma Net Debt / Annualized Adjusted EBITDAre (B / D) (2)(3)	8.4	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

(2)	Does not reflect the impact of April 2019 voluntary prepayments of $70,000 of securitization loans.

(3)
In December 2018, the Company gave notice of intent to settle conversions of its 3.0% Convertible Notes due July 1, 2019 with common shares. The par value of the 2019 Convertible Notes outstanding is $230 million. For all note holders electing conversion on or before June 27, 2019, the 2019 Convertible Notes will be exchanged for common shares according to a prescribed conversion ratio. Pro Forma Net Debt and Pro Forma Net Debt / Annualized Adjusted EBITDAre assume that net debt is reduced for the impact of the conversion of the 2019 Convertible Notes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 33

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	March 31, 2019
Interest expense	$93,983
Noncash interest expense	(14,865)
Fixed charges (A)	$79,118

Adjusted EBITDAre (B)	$248,827

Fixed charge coverage ratio (B / A)	3.1	x

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q1 2019	Q1 2018
Amortization of discounts on notes payable	$2,364	$2,254
Amortization of deferred financing costs	10,150	3,995
Change in fair value of interest rate derivatives	33	(253)
Amortization of swap fair value at designation	2,318	2,499
Total non-cash interest expense	$14,865	$8,495

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2019 Earnings Release and Supplemental Information — page 34